As filed with the Securities and Exchange Commission on March 20, 2023

Registration No. 333- 267277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HIVE Blockchain Technologies Ltd.

(Exact name of Registrant as specified in its charter)

Canada	7374	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 855 -789 West Pender Street, Vancouver, BC V6C 1H2

(604) 664-1078

(Address and telephone number of Registrant's principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jonathan H. Gardner Kavinoky Cook LLP 726 Exchange Street; Suite 800 Buffalo, NY 14210 (716) 845-6000	Dennis Peterson Peterson McVicar LLP 18 King St. E., Suite 902 Toronto, ON M5C 1C4 (647) 259-1790

Approximate date of commencement of proposed sale of the securities to the public:

Not Applicable

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐

pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

On September 2, 2022, HIVE Blockchain Technologies Ltd. (the "Registrant") filed a registration statement on Form F-10 (File No. 333-267277) (the "Registration Statement"), registering the sale by the Registrant from time to time of up to an aggregate US$100,000,000 (i) common shares, (ii) preferred shares, (iii) debt securities, (iv) warrants, (v) subscription receipts and/or (vi) units comprised of one or more of the foregoing.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, United States of America on March 15, 2023

HIVE BLOCKCHAIN TECHNOLOGIES LTD.

By:	/s/ Aydin Kilic
Name:	Aydin Kilic
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below

Signature	Title	Date

*________________________________ Frank Holmes	Director	March 15, 2023

*________________________________ Dave Perrill	Director	March 15, 2023

*________________________________ Susan McGee	Director	March 15, 2023

*________________________________ Marcus New	Director	March 15, 2023

/s/ Aydin Kilic Aydin Kilic	President & Chief Executive Officer (Principal Executive Officer)	March 15, 2023

/s/ Darcy Daubaras Darcy Daubaras	Chief Financial Officer (Principal Financial Officer)	March 15, 2023

*By: /s/ Darcy Daubaras
Name:  Darcy Daubaras
As Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post Effective Amendment No. 1 to Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on March 15, 2023.

COGENCY GLOBAL INC. as authorized representative for HIVE BLOCKCHAIN TECHNOLOGIES LTD.

By:	/s/Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.